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                                                                    Exhibit 21.1
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                           List of Subsidiaries

Name                                                Jurisdiction of Organization
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INTAC International Holdings Limited                Hong Kong
New Tech Handels GmbH                               Germany
INTAC Holdco Corp                                   Delaware